STONEFIELD
JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors

January 24, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Mitek Systems, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Mitek Systems, Inc. dated January 19, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

WWW.SJACCOUNTING.COM

Los Angeles
2049 Century Park East
Suite 400
Los Angeles, California 90067
TEL: 310.453.9400
FAX: 310.453.1187

Orange County
4 Park Plaza
Suite 900
Irvine, California 92614
TEL: 949.653.9400
FAX: 949.833.3582

San Francisco
101 Montgomery Street
Suite 1900
San Francisco, California 94104
TEL: 415.981.9400
FAX: 415.391.2310

East Bay
1333 N. California Boulevard
Suite 470
Walnut Creek, California 94596
TEL: 925.938.9400
FAX: 925.930.0107